UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Bluerock Residential Growth REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3136483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

000-54946

Securities to be registered pursuant to Section 12(g) of the Act:

Class B-1 Common Stock, par value $0.01 per share

Class B-2 Common Stock, par value $0.01 per share

Class B-3 Common Stock, par value $0.01 per share

(Title of each class to be registered)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The common stock of Bluerock Residential Growth REIT, Inc. (the “Registrant”) was previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2013. Immediately prior to the listing of the Registrant’s Class A common stock on the NYSE MKT, each outstanding share of the Registrant’s common stock changed into 1/3rd of a share of the Registrant’s Class B-1 common stock, 1/3rd of a share of the Registrant’s Class B-2 common stock, and 1/3rd of a share of the Registrant’s Class B-3 common stock.

The description of the Registrant’s Class B-1, Class B-2 and Class B-3 common stock, $0.01 par value per share, registered hereby is set forth in “Description of Capital Stock” in the prospectus (the “Prospectus”) constituting a part of the Registration Statement on Form S-11, as amended (File No. 333-192610) (the “Registration Statement”), filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Commission.

ITEM 2.	EXHIBITS.

The following exhibits are included, or incorporated by reference, in this registration statement (and are numbered in accordance with Item 601 of Regulation S-K).

3.1	Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-153135)
3.2	Articles of Amendment of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (No. 333-184006)
3.3

Second Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.4

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.5

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

3.6

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed April 1, 2014

3.7

Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed April 1, 2014

3.8	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-153135)
3.9	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.5 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Date: April 30, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer